UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2005

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-14768	NSTAR	04-3466300
1-2301	Boston Edison Company	04-1278810
800 Boylston Street
Boston, Massachusetts 02199
Telephone (617) 424-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 1, 2005, the Massachusetts RRB Special Purpose Trust 2005-1 (a special purpose trust) issued $674.5 million of rate reduction certificates to the public.  These rate reduction certificates represent fractional, undivided beneficial interests in $265.5 million of notes issued by BEC Funding II, LLC, a wholly owned subsidiary of Boston Edison Company, and $409 million of notes issued by CEC Funding, LLC, a wholly owned subsidiary of Commonwealth Electric Company.  Boston Edison Company and Commonwealth Electric Company are each wholly owned subsidiaries of NSTAR.  The certificates, and the related BEC Funding II, LLC and CEC Funding, LLC notes, were issued in four classes with varying maturities between 2008 and 2015.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSTAR Boston Edison Company
(Registrants)
Date: March 7, 2005	By:	/s/ R. J. WEAFER, JR.
Robert J. Weafer, Jr.
Vice President, Controller
and Chief Accounting Officer